Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Federal Trust Corporation (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Dennis T. Ward, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that I have reviewed the Report and that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 12, 2009	By:	/s/ Dennis T. Ward
Dennis T. Ward, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)